                                                                    Exhibit 10.4

                               DATED 28th May 1993

                         CHESTERMOUNT PROPERTIES LIMITED

                                      -to-

                          EURO BROKERS HOLDINGS LIMITED

                             -----------------------

                               U N D E R L E A S E

                                       of
                                       `
                          Premises on the Second Floor

                              of Five Acre Square,

                         126/137 Houndsditch, London EC3

                             -----------------------



                                NABARRO NATHANSON

                               50 Stratton Street
                                 London W1X 5FL
                             Telephone: 071-493 9933



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T H I S  U N D E R L E A S E  made the 28th day of May

     One thousand nine hundred and ninety three B E T W E E N CHESTERMOUNT PROPERTIES LIMITED whose registered office is at 38 Curzon Street London W1 (hereinafter called "the Landlord") of the one part and EURO BROKERS HOLDINGS LIMITED whose registered office is at Adelaide House London Bridge EC4R 9EQ (hereinafter called "the Tenant") of the other part W I T N E S S E T H as follows:-

DEFINITIONS

1. In these presents whenever the context admits the following expressions shall have the meanings hereby assigned to them namely:-

         1.1 "Act of Parliament" means every Act of Parliament that may be relevant to the Demised Premises its use or any thing or any person thereon at any time including (without limitation) even Act of Parliament whether in force at the date hereof or not and any subsequent statutory re-enactment or modification of any Act of Parliament and any order regulation directive bye-law rule consent or licence made or granted under any Act of Parliament or by any public or local authority (acting in its official capacity or by any court of competent jurisdiction

         1.2      "the Break Date" means 24th March 2003

         1.3 "the Building" means the whole of the building known as Five Acre Square 126/137 (inclusive) Houndsditch London EC3 (including the Demised Premises) and the curtilage thereof (the present position of the ground floor whereof is shown for the purpose identification only edged blue on Plan A annexed hereto) and any permitted alterations or additions to the same together with the fixtures in the nature of Landlord's fixtures which are now or at any time hereafter may be affixed to or upon the same including without prejudice to the generality of the foregoing the Plant

         1.4 "the Business Hours" means the hours of 7.30 am to 7.30 pm on weekdays excluding bank and public holidays provided that the Landlord may from time to time vary or modify or extend such hours as it may reasonably deem fit in the interest of good estate management of the Building

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         1.5      "the Car Park" means the area of the Common Parts shown
                  hatched blue on Plan A annexed hereto but subject to variation in accordance with Clause 1.7

         1.6 "the Supplemental Deed" means a deed of even date between (inter alia) the parties hereto relating to (inter alia) the provision by the Tenant of additional security for the performance of its obligations under this Underlease

         1.7 "the Common Parts" means the parts of the Building and all fixtures fittings and furnishings and facilities within such parts which from time to time are provided or designated by the Landlord for the common or general use by or for the benefit of all or substantially all the tenants and occupiers of the Building and where appropriate visitors to the Building which shall for the avoidance of doubt include the Car Park and the Service Area the present position of such areas being shown at ground floor first floor and second floor levels only edged green on the Plans PROVIDED that any variations to the extent of the Common Parts at the aforesaid levels shall not render such

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                  areas materially less commodious to the Tenant

         1.8 "the Conduits" means gutters gullies pipes drains sewers watercourses channels ducts flues wires cables communications and special installations and other conducting media

         1.9 "Demised Premises" means the premises described in the First Schedule hereto and any permitted alterations or additions to the same together with all fixtures in the nature of Landlord's fixtures which are now or at any time hereafter may be affixed to or in or upon the said premises including without prejudice to the generality of the foregoing any of the Conduits affixed to or in or upon the same and exclusively serving the same but excluding the Plant

         1.10 "Insured Risks" means the following risks to be included in any policy or policies of insurance effected under the terms of this Underlease namely the risks of fire storm tempest flood lightning explosion earthquake aircraft and other aerial devices articles dropped therefrom riot or civil commotion malicious damage impact subsidence heave bursting and overflowing of boilers water tanks apparatus or pipes (and in

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                  the absolute discretion of the Landlord damage caused by
                  terrorist action) and such other insurable risks as the Landlord shall from time to time upon reasonable notice reasonably require to be insured

         1.11 "Interest" means interest at the rate of three pounds per centum per annum above the base rate or its equivalent for the time being in force of National Westminster Bank plc or if such base rate or equivalent no longer exists such alternative rate set by the same or a comparable bank as is reasonably nominated by the Landlord or if this provision shall in the future become impossible to administer such other comparable rate of interest as the Landlord shall from time to time reasonably determine

         1.12 "Landlord" shall include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created and shall also be deemed to include any Superior Landlord except for the purposes of Clause 5

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         1.13     "the Lettable Space" means the internal space in the Building
                  (including for the avoidance of doubt the Demised Premises) designed for occupation other than the Common Parts and the lifts and the parts (a) designed for occupation by the Landlord in its capacity as landlord of the Building and (b) designed for occupation by statutory undertakers in their capacity as statutory undertakers

         1.14 "Loss of Rent" means loss for a period of five years of the aggregate of all rents which can reasonably be expected from time to time to become payable during the ensuing five years to the Landlord in respect of the Demised Premises or all parts of the Demised Premises

         1.15 "Party Structures" means the footings foundations walls and roofs separating and dividing the Building from any other premises and not exclusively belonging to the Building

         1.16 "Permitted Part" means any part of the Demised Premises that is capable of being separately underlet without breaching any fire or other statutory regulations

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         1.17     "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and includes any other applicable town and country legislation

         1.18     "The Plans" means the plans annexed hereto

         1.19 "Plant" means all lifts boilers central heating refrigeration air conditioning and ventilation plant and apparatus communications and special installations hot and cold water and drinking water installations and boosting pumps sprinkler systems and other fire prevention and fire fighting equipment fire smoke and security alarms and systems smoke extraction systems lighting and lightning protection installations standby generators automatic controls and any other electrical and mechanical equipment in or serving the Building or any part thereof

         1.20 "Reinstatement Cost" means the full reinstatement cost of the Building including (but without limitation) allowance for inflation in

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                  costs the cost of demolition and clearance of debris the cost of temporary support and protection incidental expenses consequent upon rebuilding or reinstating including the cost of compliance with all local authority and statutory requirements architects' quantity surveyors' structural and civil engineers' mechanical and electrical engineers' and other professional fees together with VAT on all the foregoing including without limitation VAT on any self supply under Paragraphs 5 and 6 of Schedule 6A to the VAT Act whether or not the Landlord has made a VAT Election

         1.21 "the Services" shall have the meaning ascribed to it in Paragraph l(ii) of the Fifth Schedule hereto

         1.22 "the Service Area" means the area of the Common Parts the present position of which is shown hatched yellow on Plan A annexed hereto but subject to variation in accordance with Clause 1.7


         1.23 "Superior Landlord" means all Superior Landlords no matter how remote

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         1.24     "Superior Lease" means the Lease under which the Landlord
                  holds the Demised Premises and any Lease or Leases superior thereto

         1.25 "Surveyor" means a surveyor (whether or not an employee of the Landlord or any company associated with the Landlord) and who acts in accordance with the principles of good estate management

         1.26 "Tenant" shall include its successors in title and permitted assigns

         1.27 "The Term" means the term hereby granted and any period of holding over or any extension or continuance thereof whether by statute or common law

         1.28 "the Utilities" means air water sewage of all kinds gas electricity wireless telegraphic communication and all other forms of communication and other services serving the Demised Premises

         1.29 "VAT" means Value Added Tax or any similar tax from time to time replacing it or performing a similar fiscal function

         1.30 "VAT Act" means the Value Added Tax Act 1983 as amended from time to time and any Act replacing

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                  re-enacting or consolidating it

         1.31 "VAT Election" means an election under Paragraph 2 of Schedule 6A to the VAT Act (or any equivalent provision) for exemption to be waived which has effect in relation to the Building

         1.32 "VAT Supply" shall have the meaning which "supply" has for the purposes of the VAT Act


INTERPRETATION
--------------


2. In these presents unless there is something in the context or subject inconsistent therewith:-

         2.1 words importing the masculine gender only shall include the feminine gender and vice versa

         2.2 words importing the singular number only shall include the plural number and vice versa and where there are two or more persons included in the expression "the Tenant" covenants contained in these presents which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally

         2.3 words importing persons shall include corporations and vice versa

         2.4 any reference to a specific Act of Parliament or Acts of Parliament or enactments generally shall include any modification or re-enactment thereof for the time being in force and shall include all instruments orders regulations permissions and directions for the time being issued or given thereunder or deriving validity therefrom

         2.5 references to Clauses shall unless otherwise expressly provided be to Clauses of this Underlease

         2.6 the index and clause headings hereto shall not affect the construction of these presents


DEMISE HABENDUM AND REDDENDUM
-----------------------------

3. In consideration of the rents hereby reserved and of the covenants by the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT the Demised Premises TOGETHER with the rights set out in Part I of the Second Schedule hereto SUBJECT to the easements rights and privileges specified in Part II of the Second Schedule hereto which (in so far as they do not already affect the Landlord's estate in the Demised Premises) are hereby EXCEPTED out of the demise AND RESERVED unto the Landlord and all others to whom the Landlord may hereafter grant the benefit of the same or any of them TO HOLD the same (except and reserved and subject as aforesaid and subject also as mentioned in Part III of the Second Schedule hereto) UNTO the Tenant from the 25th day of March One thousand nine hundred and ninety three for the term of TWENTY FIVE YEARS (subject to early determination as herein provided) YIELDING AND PAYING therefor yearly during the Term and so in proportion for any period less than a year FIRST:-

         3.1 for the period from 29th September 1994 to 23rd June 1996 the sum of SEVEN HUNDRED AND NINETY THREE THOUSAND NINETY NINE POUNDS AND EIGHT PENCE ((pound)793,099.08) per annum and

         3.2 for the period from 24th June 1996 to 24th March 1998 the sum of EIGHT HUNDRED AND NINETY FIVE THOUSAND FIVE HUNDRED AND FIFTY POUNDS ((pound)895,550.00) per annum and then subject to review as provided in the Third Schedule hereto such rent to be paid quarterly in advance on the Twenty fifth day of March the Twenty fourth day of June the Twenty ninth day of September and the Twenty fifth day of December in each year and in each case without any deduction whatsoever the first payment or a proportionate part thereof to

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         be paid on 29th day of September One thousand nine hundred and ninety four in respect of the period from the 29th day of September One thousand nine hundred and ninety four to the day before the quarter day immediately following thereafter (both dates inclusive) SECONDLY by way of further or additional rent all such sums as shall become payable by way of or on account of service charge under the Fifth Schedule hereto such sums to be payable as therein provided THIRDLY by way of further or additional rent a fair and reasonable proportion determined by a Surveyor whose decision shall be final and binding (save in the case of manifest error) of the sum or sums which the Landlord may expend in effecting or maintaining or procuring the effecting and maintaining of insurance of the Building including the Plant in the Reinstatement Cost against (a) the Insured Risks (b) Loss of Rent and (c) property owner and public liability with the intention that the Tenant will not bear the cost of the proportion of the sums which are attributable to any other Lettable Space such sum or sums to be paid on demand FOURTHLY by way of further or additional rent the cost to the Landlord of supplying electricity to



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         the Demised Premises taking into account any discount to which the
         Landlord may be entitled and FIFTHLY by way of further or additional rent Interest (as well after as before judgment) upon rents or any such other sums payable by the Tenant to the Landlord calculated from the date when the same become due until payment thereof such Interest to be payable on demand SIXTHLY by way of further or additional rent VAT payable by the Tenant to the Landlord under this Underlease SEVENTHLY by way of further or additional rent but without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord all such other sum or sums as may become payable by the Tenant to the Landlord under the provisions of this Underlease but not otherwise reserved as rent such sum or sums to be payable on demand unless otherwise expressly hereinbefore provided for


TENANT'S COVENANT
-----------------

4.       The Tenant HEREBY COVENANTS with the Landlord as follows:-


TO PAY RENT
-----------

         4.1 To pay the rents sums and payments at the times and in the manner at and in which the same are

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                  hereinbefore reserved and made payable without any deduction
                  (except as aforesaid)


OUTGOINGS
---------

                  4.2.1 To pay and discharge all rates taxes duties charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description which are now or may at any time hereafter be taxed assessed charged or imposed upon or payable in respect of the Demised Premises or on the owners or occupiers in respect thereof (including for the avoidance of doubt the supply of electricity charged via a meter in the Demised Premises and any meter charge therefor) or a proportion properly attributable to the Demised Premises of any such outgoings as may be taxed assessed charged or imposed upon or payable in respect of premises of which the Demised Premises form part (such proportion to be determined by the Surveyor whose decision shall be conclusive) Provided that the Tenant shall not be obliged to pay any rates taxes duties charges assessments impositions or other such outgoings arising in respect of the grant of this Underlease any dealing with the reversion mediately or immediately expectant on the determination of the Term or the right to receive the rents payable hereunder or any income or corporation tax or any other tax on income profits or gains not otherwise payable by the Tenant and for the avoidance of doubt this Clause 4.2.1 does not apply to VAT unless on a payment otherwise due under this Clause 4.2.1

                  4.2.2 To pay and indemnify the Landlord against all rates taxes duties charges assessments impositions and outgoings which are payable by the Landlord as a result of the Demised Premises being vacant at any date prior to the expiry or earlier determination of the Term AND this sub-clause shall remain in force notwithstanding the expiry or earlier determination of the Term as aforesaid

STATUTES AND BYE-LAWS
---------------------

         4.3      At all times during the Term:-

                  4.3.1 to observe and comply in all respects with the provisions and requirements of any and every Act of Parliament so far as they relate to or affect the Demised Premises or any part thereof or the user thereof or the employment or residence therein of any person whether by the or Tenant or any undertenant or occupier of the Demised Premises

                  4.3.2 to execute all works and provide and maintain all arrangements which by or under any Act of Parliament or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any such Act are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the Demised Premises or any part thereof or in respect of the user thereof or the employment or residence therein of any person whether by the Tenant or any undertenant or occupier of the Demised Premises

                  4.3.3 to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required under sub-clauses 4.3.1 and 4.3.2

                  4.3.4 not to do or omit or suffer to be done or omitted on or about the Building any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon the Landlord or become liable to pay any penalty damages compensation costs charges and expenses

                  PROVIDED ALWAYS that without prejudice to the foregoing the Landlord and the Tenant shall be entitled to object to any such directions provisions requirements or other matters specified in this sub-clause in which event the Tenant at the request of the Landlord but at the cost of the Tenant will join with the Landlord in making any such objection

GAS ELECTRICITY WATER TELEPHONES AND REFUSE
-------------------------------------------

         4.4 To pay and discharge and indemnify the Landlord against all charges for the Utilities in connection with or consumed in the Demised Premises and all meter rents in connection therewith and all charges in connection with the collection of refuse from the Demised Premises and to observe and perform all regulations and requirements of the Utilities authorities in respect of the Demised Premises in accordance with the principles of good estate management



ABATEMENT OF NUISANCE
---------------------

         4.5 From time to time to pay all costs charges and expenses incurred by the Landlord in abating a nuisance in respect of the Demised Premises and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or other competent authority


MISCELLANEOUS COSTS
-------------------

         4.6 To pay to the Landlord all costs charges and expenses (including legal costs and fees payable to surveyors consultants and architects) which may be reasonably and properly incurred by the Landlord:-

                  4.6.1    in or in contemplation of any proceedings under
                           Section 146 or Section 147 of the Law of Property Act 1925 or either of them or the preparation and service of notice thereunder whether or not any right of re-entry or forfeiture has been waived by the Landlord or notice served under either of the said sections is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court

                  4.6.2 in connection with the preparation and service of all schedules of dilapidations whether before or after the expiration of the Term

                  4.6.3 in connection with the recovery of any arrears of rent due hereunder including the charges of any bailiff appointed to recover the same whether he actually levies distress or not

                  4.6.4 otherwise in connection with any breach by the Tenant of any covenants or conditions herein contained and

                  4.6.5    in connection with any valuation of the Demised

                           Premises for insurance purposes provided such valuations are not more frequent than once every year


REPAIR
------

         4.7 To repair and keep the Demised Premises and all appurtenances of whatsoever nature belonging to the Demised Premises in good and substantial repair (damage by any of the Insured Risks and damage by terrorist action whether or not the Landlord had opted to insure against the same excepted save to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy moneys withheld or refused by reason of any act neglect or default of the Tenant or any underlessee or their respective servants agents licensees or invitees)


SERVICE OF PLANT
----------------

         4.8      To keep any plant installed by the Tenant properly maintained

DECORATION
----------

                  4.9.1 As often as may be necessary and in any event in the fifth year of the Term and thereafter in every succeeding fifth year thereof and also during the last year thereof (howsoever the same may be determined) to paint all the internal surfaces originally painted and all additions thereto in the Demised Premises with two coats at least of good quality paint and well and sufficiently to grain varnish paper plaster and emulsion all the interior parts of the Demised Premises as are usually or ought to be so treated and generally to redecorate throughout restoring and making good the Demised Premises in accordance with good standards of workmanship and materials

                  4.9.2 As often as the Landlord may reasonably consider necessary to clean and treat in an appropriate manner to the reasonable satisfaction of the Landlord all materials surfaces and finishes of the interior of the Demised Premises which ought normally to be so cleaned and treated and in par-ticular (but without prejudice to the generality of the foregoing) all wood plaster metal granite and/or stonework and to wash down all surfaces requiring to be washed PROVIDED THAT this Clause shall not create any greater obligation in respect of the requirements for decoration contained in Clause 4.9.1 than are imposed by Clause 4.9.1





                  4.9.3 Not to decorate the surfaces of the Demised Premises not previously decorated


GLAZING
-------

         4.10 To clean all glazing of the Demised Premises (except the external surfaces of the windows) not less frequently than once in every month of the Term


YIELD UP
--------

                  4.11.1 At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the Demised Premises and in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on the Tenant's part herein contained

                           (damage by any of the Insured Risks excepted save to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy moneys withheld or refused by reason of any act neglect or default of the Tenant or any underlessee or their respective servants agents licensees or invitees) but the Tenant shall be entitled (and on the demand of the Landlord bound) to remove all or any Tenant's fixtures and fittings and on the demand of the Landlord shall be bound to remove any other fixtures fittings or improvements installed in the Demised Premises during the Term the Tenant making good all damage caused by any removal as aforesaid to the reasonable satisfaction of the Surveyor and all relevant authorities

                  4.11.2 Wherever any plant or machinery or other fixtures fittings or improvements to be removed are connected to or take supplies from any of the main services they shall be disconnected in such a manner that all redundant service media are removed and sealed off at points as close as possible to the various ring mains or principal distribution pipes which provide the supplies such removal and sealing off to be carried out so as not to interfere with the continued function of the remaining services


PERMIT ENTRY FOR INSPECTION
---------------------------

         4.12 To permit the Landlord or the Landlord's agents or such workmen as may be authorised by them (upon at least 48 hours prior written notice except in the case of emergency) at convenient times and as often as may be necessary to enter into and upon the Demised Premises and examine the state of repair and condition of the same and within three calendar months or sooner if requisite after notice in writing to the Tenant shall have been given or left at the Demised Premises of all defects and wants of reparation for which the Tenant is liable hereunder found on such examination to commence to repair and make good the same according to such notice and the covenants in that behalf hereinbefore con-tained and thereafter continue diligently with such work and in case the Tenant shall make default in so doing it shall be lawful but not obligatory for workmen or others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all expenses reasonably incurred thereby (including professional fees) and Interest thereon from the date of expenditure by the Landlord shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as a liquidated debt and shall be recoverable in the same manner as the Landlord is entitled to recover overdue rent


PERMIT ENTRY FOR REPAIR
-----------------------

         4.13 To permit the Landlord and the Superior Landlord or their respective agents or workmen and the tenants and occupiers of any other part of the Building or any premises adjoining the same now or at any time hereafter belonging to the Landlord and/or the Superior Landlord with tools and apparatus at any time or times during the Term (at reasonable hours in the daytime upon not less than 48 hours prior written no-tice except in the case of emergency) to enter upon the Demised Premises for the purposes set out in Part II of the Second Schedule hereto


IMPROVEMENT AND ALTERATIONS
---------------------------

                  4.14.1 Subject to Clause 4.14.3 not to execute any improvement in respect of the Demised Premises and not to make any structural alteration thereto nor otherwise cut maim or remove any of the walls ceilings floors girders or timbers of the Demised Premises (unless for the purpose of making good defects) nor make alter nor cause or permit to be altered the exterior appearance of the Demised Premises and not to make any alteration in or addition to the Demised Premises


                  4.14.2 not to carry out any development or change of use on the Demised Premises or any part thereof within the meaning of the Planning Acts

                  4.14.3 not to erect nor alter any partitions or other items of a non structural nature in the Demised Premises without the Landlord's prior written consent which consent provided such proposed erection or alteration will not interfere with or impair the performance of the Plant or the Conduits shall not be unreasonably withheld PROVIDED THAT no such consent shall be required for alterations which are both de minimis in themselves and which remains de minimis when taken together with other such de minimis alterations which have been permitted under this Clause

                  4.14.4 not to alter the electrical wiring and installations in the Demised Premises so as to exceed the design capacity of the installations to the Demised Premises nor upgrade the design capacity of the installations to the Demised Premises other than in accordance with the Regulations of the Institution of Electrical Engineers and the consent of the Landlord (such consent not to be unreasonably withheld) and not to overload the same

                  4.14.5 not to remove any of the Plant or the Conduits (except to renew or amend the same or any part thereof which is included in the Demised Premises)

                  4.14.6 to the extent (if any) required by the Landlord the Tenant will remove at the expiration or sooner determination of the Term any alterations permitted under this Underlease and will reinstate the Demised Premises to their original state and condition making good any damage caused to the Landlord's reasonable satisfaction

SIGNS
-----

         4.15 Not to exhibit or permit or suffer to be exhibited on the exterior (so as to be visible from the outside) of the Demised Premises any aerial sign signboard advertisement hoarding fascia placard bill notice poster or other notification whatsoever except such as shall have been previously approved by the Landlord (such approval not to be unreasonably withheld in relation to any sign boards on or near to the exterior of the door of the Demised Premises at second floor level showing the occupiers' names required under Section 348 of the Companies Act 1985 or similar statute) in addition to any permission required by statute regulation or bye-law and shall thereafter be maintained to the satisfaction of the Landlord


GOODS OUTSIDE THE PREMISES
--------------------------

         4.16 Not to place or hang or permit or suffer to be placed or hung any goods outside the building lines of the Building nor to exhibit any goods or articles outside the said lines


AUCTIONS
--------

         4.17 Not to hold or permit or suffer to be held any sale by auction which imposes additional statutory obligations concerning attendance of members of the public on the Demised Premises

PLANNING
--------

                  4.18.1 Not at any time during the continuance of the Term to do or omit or permit to be done or omitted anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or of any licences consents permissions approvals and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby and to indemnify the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of such acts and omissions or any of them

                  4.18.2 In the event of the Landlord giving written consent to any of the matters prohibited by Clause 4.14 hereof or for which the Landlord's consent is required thereunder and in the event that such matters require licence consent permission or approval under the provisions of the Planning Acts not to submit the application to the appropriate national or local or other public authority (hereinafter referred to as the said planning authority) unless and until the form and wording of the application and any drawings calculations and information to accompany the same meet with the approval in writing of the Landlord (such approval not to be unreasonably withheld) and subject thereto any application shall be made at the cost of the Tenant and (if requested) in the name of the Landlord and all other persons (if any) interested in the Demised Pre-mises and of all such licences consents permissions and approvals granted or refused in pursuance of such approved applications forthwith to give notice with a copy thereof to the Landlord and in the event of the said planning authority indicating its willingness to grant the desired licence consent permission or approval only with modifications or subject to conditions not to accept such modifications or conditions or implement the development or change of use to which such licence consent permission or approval relates without the consent in writing of the Landlord (such consent not to be unreasonably withheld) and to give the Landlord forthwith full particulars of such modifications or conditions

                  4.18.3 Not to implement or otherwise put into effect any licence consent permission or approval relating to the Demised Premises or any part thereof or otherwise affecting the same under or in pursuance of the Planning Acts without first obtaining the consent in writing of the Landlord (such consent not to be unreasonably withheld)

                  4.18.4 If and when a Landlord's consent is obtained pursuant to Clause 4.18.2 and/or 4.18.3 to carry out works and other things authorised by the said consent and the planning permission therein referred to at the cost in all respects of the Tenant and to observe and perform all conditions attached to such consent and planning permission respectively and to keep the Landlord effectually indemnified against all actions proceedings damages penalties costs charges claims and demands whatsoever in respect of the costs of the said application and works and things done in pursuance of the said planning permission and in respect of all breaches (if any) of the said conditions and every part thereof respectively


                  4.18.5 To give notice forthwith to the Landlord and produce a copy of any notice order or proposal for a notice or order served on the Tenant under the Planning Acts and if so required in writing by the Landlord at the cost of the Landlord to make or join in making such objections or representations in respect of any proposal as the Landlord may require

                  4.18.6 To comply at the Tenant's own cost with any notice or order served under the provisions of the Planning Acts on any person relating to the Demised Premises

                  4.18.7 If the Tenant shall receive any compensation with respect to the Tenant's interest hereunder because of revocation or modification of a planning permission or of any restriction placed upon the user of the Demised Premises under or by virtue of the Planning Acts then unless the Landlord shall have already received compensation the same shall be apportioned between the Landlord and the Tenant in the same proportion as the value of their respective interests in the Demised Premises to be determined in the event of dispute by an independent surveyor with at least ten years experience of the sale and leasing and valuation of offices in the City of London acting as an expert and not an arbitrator to be appointed (in case the parties are unable to agree on such appointment) by the President for the time being of the Royal Institution of Chartered Surveyors whose fees and those of the said surveyor shall be paid as the said surveyor shall direct

RESTRICTION ON PLANNING APPLICATIONS AND DEVELOPMENT
----------------------------------------------------

         4.19 Notwithstanding Clauses 4.14 and 4.18 not to make any application for planning permission in respect of the Demised Premises or to carry out any development or works or change of user whatsoever at the Demised Premises if the making of such application for planning permission or the grant of a planning permission pursuant thereto or the carrying out of such development or works or change of user would or might reasonably be expected to give rise to any tax charge or other levy payable by the Landlord or would or might reasonably be expected to give rise to the compulsory acquisition of the

                  Demised Premises or any interest therein without first giving the Landlord a full indemnity for such eventualities


ASSIGNMENT AND UNDERLETTING
---------------------------

                  4.20.1 Not to assign transfer mortgage charge underlet or part with or share the possession or occupation of the Demised Premises or any part thereof PROVIDED however that the Landlord shall not unreasonably withhold consent to an assignment or charging of the whole of the Demised Premises or to an underletting of the whole or a Permitted Part so long as the Tenant shall first submit written details to the Landlord of:-

                              (a) any premises proposed to be underlet (being either the whole of the Demised Premises or a Permitted Part)

                              (b)       the rents proposed to be payable
                                        pursuant to any proposed underletting or the premium to be paid on any proposed assignment

                              (c)       the other terms of the proposed
                                        underletting or assignment

                              (d) evidence that such rents are the open market rents

                              (e) the identity of the proposed underlessee or assignee and any surety and all financial information (with copies) obtained by the Tenant in relation thereto sufficient to demonstrate that the proposed underlessee or assignee is patently able to meet the obligations of the proposed underlease or this Underlease (as the case may be) and in all respects constitutes a good and substantial tenant

                  4.20.2 Any assignee or underlessee approved by the Landlord as aforesaid shall first enter into a direct covenant with the Landlord to observe and perform the covenants herein (except in the case of an underletting (a) the covenant to pay the rents hereby reserved and (b) any covenants herein which are inconsistent with those which the Tenant is required to impose in such underlease in which case the underlessee will covenant with the Landlord to observe and perform the latter in lieu and in the case of an underletting of a Permitted Part only to the extent that the covenants herein are appropriate to the Permitted Part)

                  4.20.3 If the Landlord shall reasonably so require a surety reasonably acceptable to the Landlord shall be obtained who shall prior to or contemporaneously with the making of such underlease or assignment covenant with the Landlord in the terms of the Fourth Schedule hereto with such amendments only as are necessary by virtue of such covenants being contained in a separate deed and given later than the date of this Underlease and the number of sureties and (in the case of an underletting) by virtue of the fact that the obligations being guaranteed by the surety are those in the proposed underlease and not these presents

                  4.20.4 Any permitted underlease whether of the whole or a Permitted Part shall contain:-

                              (a) provisions which enable the Tenant to recoup from the proposed underlessee an appropriate proportion of the service charge payable by the Tenant pursuant to the provisions hereof

                              (b)       provisos for rent review which the
                                        Tenant hereby covenants to operate and
                                        enforce corresponding both as to terms

                                        and dates with the provisions set out in the Third Schedule hereto

                              (c) an unqualified covenant on the part of the underlessee that the underlessee will not otherwise than by way of an assignment of the whole of such premises or an underletting of the whole or a part thereof (being a further Permitted Part and subject to Clause 4.20.5) assign transfer underlet part with or share the possession or occupation of or mortgage or charge the whole or any part of the premises thereby demised except to the same extent permitted to the Tenant under clause 4.20.10

                              (d)       a covenant on the part of the
                                        underlessee that the underlessee will
                                        not assign the whole of the premises
                                        thereby demised or underlet the whole or such permitted part thereof without obtaining the previous consent in writing of the Landlord under these presents (such consent not to be unreasonably withheld)

                              (e) such covenants by the underlessee which the Tenant hereby covenants to enforce as to prohibit the underlessee from doing or suffering any acts or things upon or in relation to the premises demised by the underlease which will contravene any of the Tenants obligations hereunder and

                              (f)       a condition for re-entry

                    4.20.5.1  No underlease shall comprise other than:-

                              (a)       the whole of the Demised Premises or

                              (b)       a Permitted Part

                        4.20.5.2 Any underlease of a Permitted Part shall contain an agreement authorised by the Court pursuant to Section 38(4) of the Landlord and Tenant Act 1954 (as amended) excluding in relation to that underlease the provisions of sections 24-28 (inclusive) of the Landlord and Tenant Act 1954

                        4.20.5.3.1 Not more than four underleases of Permitted Parts shall subsist at any one time PROVIDED THAT not more than three shall be permitted at any one time if the Tenant or a Permitted Occupier (as hereinafter defined) remains in occupation of any remaining part or parts of the Demised Premises

                        4.20.5.3.2 In addition to the underleases permitted under Clause4.20.5.3.1 above the Tenant (here meaning Euro Brokers Holdings Limited or a group company) shall also be permitted to underlet a Permit-
                              ted Part to Liberty Euro Brokers Limited
                              ("Liberty") for so long as Liberty remains in the same group (as defined in Clause 4.20.10.2) of the Tenant

                  4.20.6 No fine or premium shall be taken from any underlessee

                  4.20.7 Neither the Demised Premises nor any part thereof which the Tenant may be permitted to underlet in accordance with the provisions hereinbefore contained shall be underlet at less than the rent reasonably achievable in the open market

                  4.20.8 The Tenant shall throughout the Term notify the Landlord forthwith if the Demised Premises or any part thereof which the Tenant may have been permitted to underlet under the provisions hereinbefore contained reverts to the Tenant for any reason (including but without prejudice to the generality of the foregoing surrender disclaimer forfeiture or any notice or failure to serve notice or apply to the Court under the Landlord and Tenant Act

                           1954) and of any proceedings under the said Act

                  4.20.9 The Tenant shall keep the Landlord fully informed of (and of all negotiations with the underlessee in relation to) any rent review under an underlease and forthwith supply all such further information in relation thereto as the Landlord may reasonably require and will not settle any rent review except in accordance with the written agreement of the Landlord which agreement shall not be unreasonably withheld

                    4.20.10.1 Notwithstanding anything hereinbefore contained in this Clause 4.20 the Tenant may share occupation of the Demised Premises with a company which is throughout its occupation of the Demised Premises a member of the same group of companies as the Tenant on condition that no tenancy is created by that occupation and further on condition that the Landlord is promptly advised in writing at the beginning and end of any sharing arrangement and of the identity of the sharing company

                    4.20.10.2 For the purposes of Clause 4.20.10.1 above the
                              company will be deemed to be in the same group as the Tenant if throughout its occupation of the Demised Premises it meets the criteria set out in
                              Section 42 (1) of the Landlord and Tenant Act 1954 in the form of that Section as it exists at the date hereof or if it is a company whose issued equity share capital (as defined in Section 744 of the Companies Act 1985) is beneficially owned as to at least 50% (or 20% whilst this Underlease remains vested in Euro Brokers Holdings Limited or a group company) by the Tenant or another member of the same group as the Tenant


NOTICE OF ASSIGNMENT OR UNDERLETTING
------------------------------------

         4.21 Within one calendar month next after any transfer mortgage charge assignment underlease or devolution of the Demised Premises or of any part thereof permitted hereunder to give notice in writing of such transfer mortgage charge assignment underlease or devolution and of the name address and description of the transferee mortgagee chargee assignee or person upon whom the Demised Premises or any part thereof may have devolved or of the underlessee (as the case may be) to the Landlord AND to produce to the Landlord or the Solicitors for the time being of the Landlord the instrument of transfer mortgage charge assignment or devolution or the counterpart of the underlease and leave with it or them two certified copies of any of the foregoing and to pay its and/or their reasonable fee therefor being not less than twenty pounds for the registration of a transfer assignment mortgage or charge and fifty pounds (plus VAT) for the registration of an underlease together with such fees as are payable to the Superior Landlord or its solicitors


SCHEDULE OF OCCUPANCIES
-----------------------

         4.22 If and when called upon by the Landlord so to do to supply to the Landlord from time to time a schedule containing full details of all subsisting occupancies of the Demised Premises and every part thereof


USER
----

                  4.23.1 Not to use the Demised Premises or any part thereof or permit or suffer the same to be used for any illegal or immoral purpose

                  4.23.2 Not to use the Demised Premises or any part thereof or permit or suffer the same to be used except as offices within Class B1 in the Schedule to the Town and Country Planning (Use Classes) Order 1987; and for no other purpose whatsoever

                  4.23.3 Without prejudice to the foregoing provisions of this Clause 4.23 if the Tenant or any permitted occupier uses the Demised Premises for any different use the Landlord may treat such use as a deemed application by the Tenant for consent to change the permitted use and the Landlord may at any time during the continuation of such use grant consent to such application accordingly

NUISANCE
--------

         4.24 Generally not to do or permit or suffer to be done upon or in connection with the Building or in the Demised Premises or any part thereof anything which shall be or tend to be a nuisance or cause of damage to the Landlord or to any neighbouring adjoining or adjacent property or the owner or occupier thereof or to the public


OVERLOADING
-----------

         4.25 Not to place or keep or permit to be placed or kept in the Demised Premises any heavy articles in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to or be in the reasonable opinion of the Landlord likely to overload or cause damage to the Building


DRAINAGE
--------

         4.26 To take all such measures as may be reasonably necessary to ensure that any effluent discharged into the drains and sewers which belong to or are used for the Building or any part thereof in common with other premises or not will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein


ELECTRICAL INSTALLATIONS
------------------------

         4.27 Not to use the electrical wiring and electrical installations in the Demised Premises or any part thereof in such a way as to overload the wiring system or any other part of the electrical installations and within three months of any request by the Landlord in that behalf to produce a certificate of test of the electrical wiring and electrical installations in the Demised Premises such certificate to be given by a competent electrical engineer in accordance with the regulations of the Institution of Electrical Engineers and the local electricity supply authority or either of them


ENCROACHMENTS
-------------

                  4.28.1 Not to obstruct or suffer to be obstructed any of the windows or lights belonging to the Demised Premises and to use its best endeavours to prevent any new window light passage drainage or other encroachment or easement to be made into against upon or over the Demised Premises or any part thereof other than those emanating from any land or buildings of the Landlord and/or the Superior Landlord

                  4.28.2 In case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person or persons whomsoever to give notice thereof in writing to the Landlord immediately the same shall come to the notice of the Tenant and at the cost of the Tenant to do all such things as may be proper for preventing any encroachment or easement being made or acquired other than those emanating from any land or buildings of the Landlord and/or the Superior Landlord


PERMIT INSPECTION BY PROSPECTIVE PURCHASERS
-------------------------------------------

         4.29 At all reasonable times upon not less than 48 hours prior notice during the Term to permit all prospective purchasers of or dealers in the Landlord's reversionary interest by order in writing of the Landlord or the Landlord's agents to view and take measurements of the Demised Premises without interruption

PERMIT RE-LETTING NOTICES

-------------------------

         4.30 To permit the Landlord or the Landlord's agents at any time within twelve calendar months next before the expiration or sooner determination of the said Term or at any time while any of the circumstances described in Clause 6.1 shall subsist to enter upon the Demised Premises and to fix and retain without interference upon any suitable parts thereof notice boards for re-letting the same (or at any time during the Term for any other dealing with the same) provided that these do not materially affect access of light to the windows of the Demised Premises and to permit all persons by order in writing of the Landlord and/or the Superior Landlord or their respective agents to view the Demised Premises at reasonable hours in the daytime upon at least 48 hours notice without interruption


PERMIT BUILDING ON ADJOINING LAND
---------------------------------

         4.31 To permit the Superior Landlord or any party now or hereafter authorised by the Superior Landlord at any time during the Term to erect or rebuild or alter any buildings or erections facing adjoining or near to the Building to any extent and in the manner permitted by the Superior Lease notwithstanding that the building so erected rebuilt or altered may obstruct or interfere with the access of light or air for the time being to or enjoyed with the Demised Premises or any part thereof or any buildings for the time being thereon


NO CLAIM FOR BUILDING WORKS
---------------------------

         4.32 Not to make or permit or suffer any objection to or claim in respect of any works of construction building alteration addition or repair carried out upon any other part of the Building by the Landlord and/or the Superior Landlord or any party now or hereafter authorised by the Landlord and/or the Superior Landlord or by any of the other tenants and occupiers of the Building or upon any land or property adjoining or near any part of the Demised Premises by the Landlord and/or the Superior Landlord or any party now or hereafter authorised by the Landlord and/or the Superior Landlord or by the tenants and occupiers of such land or property PROVIDED THAT any such matters

                  (when undertaken by the Landlord or its agents) shall not materially interfere with the Tenant's use and enjoyment of the Demised Premises


COSTS OF LICENCES
-----------------

         4.33 To pay the Landlord's reasonable and proper legal expenses managing agents' and surveyors' and consultants' fees (including disbursements and stamp duties and the fees of any surveyors in considering plans or the execution of any works carried out pursuant to any licence) resulting from all applications by the Tenant for any consent or approval of the Landlord or its managing agents or surveyors required by these presents including charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn for any reason whatsoever except where such consent is shown by a Court to have been unreasonably withheld


GIVE NOTICES
------------

         4.34     To give written notice forthwith to the Landlord of:-

                  4.34.1 any notice order or proposal for a notice or order served on the Tenant by any per-son or authority and to provide the Landlord with a copy thereof and if so required in writing by the Landlord and at the cost of the Landlord to join in making such objections or representations in respect of any such notice order or proposal as the Landlord may require and

                  4.34.2 any defect in the Demised Premises which might give rise to a duty of care on the Landlord under the Defective Premises Act 1972 or otherwise



INDEMNITIES
-----------

         4.35 The Tenant will keep the Landlord fully indemnified against all damages losses costs expenses proceedings and liabilities arising directly or indirectly from:-

                  4.35.1 the existing state of repair or use of the Demised Premises and/or any works carried out at the Demised Premises

                  4.35.2 any breach of the Tenant's obligations contained in this Lease or any failure to comply with any Act of Parliament

                  4.35.3 imposition on the Landlord of any tax levy charge or other fiscal imposition of any nature including (without limitation) penalties and interest on overdue tax relating to any works carried out at the Demised Premises by the Tenant its underlessees or any persons authorised by it or them or any breach of any covenant on the part of the Tenant


BREACH OF UNDERLEASE COVENANTS
------------------------------

         4.36 In the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in these presents (except the covenant for payment of rent) or in any underlease of the Demised Premises or any part thereof or any other part of the Building forthwith upon discovering the same to give full particulars thereof to the Landlord and in the case of these presents to take and institute all necessary steps and proceedings to remedy such breach non-performance or non-observance or in the case of any underleases of the Demised Premises or any part thereof to either enforce the covenant for re-entry or take such other action to enforce such covenant or covenants as the Landlord shall reasonably require


ELECTRONIC EQUIPMENT
--------------------

         4.37 Not to use or permit or suffer any radio electric or electronic equipment to be used in the Demised Premises or the Common Parts in such manner or condition as to cause electric electronic or other forms of interference to any other part of the Building or any adjoining or neighbourlng premises or equipment owned or operated therein


AERIALS AND FLAG POLES
----------------------

         4.38 Not to erect or permit or suffer to be erected any external wireless or television aerial or flag pole on the Demised Premises without the previous consent of the Landlord in writing such consent not to be unreasonably withheld


NOT TO VITIATE INSURANCE
------------------------

         4.39 Not to do or permit or suffer to be done any act or thing which may make void or voidable any policy for the insurance of the Building or any part or parts thereof or which may cause an increased premium or loading to be payable for such insurance unless repayment is made to the Landlord of all sums paid by way of increased premiums and loading and all expenses incurred by it in consequence of any act or default of the Tenant or any underlessee or the servants agents licensees or invitees of the Tenant or any underlessee


TO PAY FOR REBUILDING IF INSURANCE MONEY IRRECOVERABLE
------------------------------------------------------

         4.40 In the event of the Building or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any underlessee or the servants agents licensees or invitees of the Tenant or any underlessee then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating the same


USER AND INSURANCE - TO PAY COSTS
---------------------------------

         4.41 In the event that user or proposed user of the Demised Premises shall result in an increase in the insurance premium payable by the Land-lord or if the Landlord's insurers shall require any works to be carried out to the Demised Premises or their appurtenances as a result of such user the Tenant shall repay on demand to the Landlord the full amount of such increased premium and shall comply with all requirements of the Landlord's insurers as aforesaid and shall pay on demand to the Landlord the Landlord's proper costs arising as- a result of any such requirement including all proper legal expenses and managing agents' and surveyors' and other professional fees and disbursements


COVENANTS IN LANDLORD'S TITLE
-----------------------------

         4.42 At all times to observe and perform all and singular the covenants conditions provisions and stipulations referred to in Part III of the Second Schedule hereto so far as they relate to or affect the Demised Premises or any part thereof (save insofar as they are inconsistent with the terms of this Underlease) and at all times to indemnify the Landlord from and against all actions proceedings costs claims and demands arising or which may arise out of any breach or non-observance of any of the said covenants and stipulations save as aforesaid


UNLOADING
---------

         4.43 That all loading and unloading of vehicles in connection with the use of the Demised Premises and the activities carried on thereon or therein shall take place within the boundaries of the Building and that no such loading or unloading of vehicles as aforesaid shall take place from or in any highway


PARKING
-------

         4.44 Not to park or suffer to be parked any vehicle in or upon any private road access way or service area except in so far as may be necessary to enable such vehicle to be loaded or unloaded and such loading or unloading shall be carried out as expeditiously as possible and in such a manner as to cause no inconvenience to any persons lawfully using the said private road access way or service area


REGULATIONS
-----------

         4.45 To comply with all such lawful and reasonable regulations and directions as the Landlord may from time to time make or give for the orderly convenient and proper management of the Building or for the regulation of vehicular traffic into from and within the same


VALUE ADDED TAX
---------------

                  4.46.1 Where this Underlease requires the Tenant to repay reimburse or provide any amount or other consideration in respect of a VAT Supply to the Tenant by the Landlord it will be deemed to be exclusive of any VAT chargeable on that VAT Supply (whether by virtue of a VAT Election made or to be made or otherwise) and the Tenant will pay to the Landlord a sum equal to that VAT and the Landlord will within thirty days of receipt of that sum render a valid VAT invoice for it to the Tenant

                  4.46.2 Where this Underlease requires the Tenant to pay repay reimburse or provide any amount or other consideration in respect of a VAT Supply to the Landlord the Tenant will pay to the Landlord a sum equal to any VAT charged to the Landlord on that VAT Supply by reference to that amount or consideration or where the VAT Supply relates to the Building as a whole or to the Common Parts a fair proportion of that sum (such proportion to be conclusively determined by the Surveyor) less any part of that VAT or the proportion of that VAT (as the case may be) for which the Landlord is entitled to credit under Sections 14 and 15 of the VAT Act or any equivalent legislation

         4.47     Supplemental Deed
                  -----------------

                  4.47.1 The Tenant (here meaning Euro Brokers Holdings Limited) shall observe and perform the obligations of the Tenant contained in the Supplemental Deed

                  4.47.2 The Tenant (excluding Euro Brokers Holdings Limited) shall observe the obligations of the Tenant contained in the Supplemental Deed in so far as they have not been performed but in any event excluding Clauses 4, 5 and 6 of such Deed


LANDLORD'S COVENANTS
--------------------

5.       The Landlord HEREBY COVENANTS with the Tenant as follows:-

QUIET POSSESSION
----------------

         5.1 That the Tenant duly paying the said rents and sums and other payments hereby reserved and made payable and observing and performing the covenants and conditions therein contained and on the Tenant's part to be observed and performed shall and may peaceably and quietly possess and enjoy the Demised Premises during the Term without any disturbance by the Landlord or any persons lawfully claiming through under or in trust for the Landlord


INSURANCE
---------


         5.2 To procure that the Building is insured and kept insured in the names of the Landlord the Superior Landlord and any other persons the Landlord and/or the Superior Landlord reasonably thinks fit against loss or damage by the Insured Risks in an insurance office of good repute to be selected by the Superior Landlord in such amount as the Superior Landlord from time to time considers to be the full reinstatement value particulars of the policy of insurance and evidence of payment of the current year's premium to be produced to the Ten-ant as soon as practicable upon written demand but not more that once a year and further in the event of the destruction of or damage by any of the Insured Risks to the Demised Premises or any part thereof or any other parts of the Building which makes the Demised Premises incapable of beneficial use and occupation with all convenient speed (as soon as the necessary labour materials permits and consents can be obtained) to use its reasonable endeavours to procure that the Superior Landlord complies with its repairing and reinstating provisions contained in clause 5.2.1 of the Superior Lease


PAY SUPERIOR LEASE RENT
-----------------------

         5.3 To pay the rent reserved by the Superior Lease and to perform so far as the Tenant is not liable for such performance under the covenants on its part contained in this Underlease (insofar as they relate to the Demised Premises) the tenant's covenants contained in the Superior Lease and to use reasonable endeavours at the written request and cost of the Tenant to obtain (where the Tenant has applied for consent under this Underlease which also requires the consent of the Superior Landlord) any consent which may be required from the Superior Landlord


SERVICES
--------

         5.4 To use all reasonable endeavours to provide the Basic Services and also any Optional Services (both as defined in the Fifth

                  Schedule) in accordance with the principles of good estate management that are reasonably necessary for the use and enjoyment of the Demised Premises (and other premises in the Building which have been demised) and appropriate for the time of day or the time of year PROVIDED that the Landlord shall have no liability to the Tenant for:-

                  5.4.1 failure to provide a Service (also as defined in the Fifth Schedule hereto) during any period when the Tenant is more than one month in arrears with payment of any monies properly due from the Tenant to the Landlord hereunder

                  5.4.2 the interruption of a Service for reasons of inspection maintenance repair or other works (in which event the Landlord will restore the relevant Service as soon as reasonably practicable)

                  5.4.3 failure to provide a Service due to damage breakdown inclement weather shortage of fuel or water or any other cause beyond the Landlord's reasonable control (although the Landlord will then take all reasonable steps to restore the relevant Service or (where practicable) provide an alternative Service as soon as reasonably practicable)

                  5.4.4 withdrawal of a Service if the Landlord reasonably considers it no longer appropriate

         5.5      VAT
                  ---

                  5.5.1 Not later than 7 days (or if the Tenant has underlet the whole or a Permitted Part or Parts of the Demised Premises in accordance with the terms of this Underlease then 30 days) before the first time when for VAT purposes a taxable VAT Supply to the Tenant is made under this Underlease by reason of a VAT Election (the first "tax point") the Landlord shall give writ-ten notice to the Tenant that it will be charging VAT with effect from that time 5.5.2 If at any time the

                           Landlord or any other person shall have made a VAT Election and on the basis of the VAT Election the Landlord charges or intends to charge to the Tenant any amount in respect of VAT in relation to this Underlease the Landlord shall if requested in writing by the Tenant (and only once in respect of the same Landlord) provide the Tenant with copies of:-

                        5.5.2.1 the VAT registration certificate of the Landlord or any person making the supply to the Tenant for VAT purposes; and


                        5.5.2.2 either the prior written permission of HM Customs and Excise to elect and any other correspondence required to evidence the election and when it takes effect or (if no permission is necessary) the notification of the VAT Election to HM Customs and Excise and an acknowledgment by HM Customs and Excise of the notification


USE OUTSIDE BUSINESS HOURS
--------------------------

                  5.6.1 For the purposes of this Clause the expressions "Special Services" (or "Special Service") and "the Special Service Charge" shall have the meanings ascribed to them in Part II of the Fifth Schedule hereto

                  5.6.2 If the Tenant requires the supply of a Special Service or Special Services outside Business Hours the Tenant shall make prior arrangements with the Landlord or its agents in relation to such supply and subject to the Landlord being able to procure such supply and subject also to the Tenant paying the Special Service Charge at the times and in the manner provided in Part II of the Fifth Schedule hereto the Landlord shall make such supply as requested as may be reasonably practicable but shall not be liable for the failure to make such supply in the circumstances described in Clauses 5.4.1 5.4.2 and 5.4.3 hereof

                  5.6.3 Where any Special Service or Special Services is or are requested by the Tenant or other tenants with the frequency at which the Landlord reasonably determines it would be appropriate in the interests of good estate management to include the same within the Services the Landlord shall be entitled so to do and thereupon the cost of provision thereof shall be payable in the manner described in Part I of the Fifth Schedule hereto


PROVISOS
--------

6. PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-


RE-ENTRY
--------

         6.1 If any of the contingencies specified in this Clause 6.1 occur (and where the Tenant or any surety is more than one individual or entity then the Landlord's rights under this Clause 6.1 will arise if a contingency occurs in respect of any of those individuals or entities) it will be lawful for the Landlord at any time thereafter to reenter the Demised Premises or any part of the Demised Premises in the name of the whole and on the date of such re-entry this Underlease will determine. In this Clause 6.1 the Insolvency Act 1986 is called the 1986 Act". The contingencies referred to above are as follows:-

                  6.1.1 any rent reserved remains unpaid for twenty one days after becoming due and payable whether formally demanded or not

                  6.1.2 the Tenant or any surety fails to comply with any of their respective obligations under this Underlease or any supplemental document

                  6.1.3 the Tenant or any surety (if a company) enters into liquidation whether compulsory or voluntary or passes a resolution for winding-up except where the liquidation or winding-up resolution is for the purpose of reconstruction or amalgamation while the Tenant or such surety (as the case may be) remains solvent under a scheme forthwith put into effect

                  6.1.4 the Tenant or any surety (if a company) has an administration order made in respect of it or a receiver or administra-tive receiver is appointed

                  6.1.5 the Tenant or any surety (if an individual) has a receiving order made against him or becomes bankrupt or enters into a composition with his creditors

                  6.1.6 if distress is levied on any of the Tenants goods on the Demised Premises

                  PROVIDED THAT neither the existence of the Landlord's rights under this Clause 6.1 nor the consequences of exercise of such rights are to affect any other right or remedy available to the Landlord under this Underlease or otherwise


ABATEMENT OF RENT
-----------------

         6.2 If the Building or any part thereof shall at any time during the Term be destroyed or damaged by any of the Insured Risks including damage by terrorist action whether or not the Landlord has opted to insure against the same so as to make the Demised Premises unfit for use then (save to the extent that any policy or policies of insurance effected by the Landlord and/or the Superior Landlord shall have been vitiated or payment of the policy moneys refused in whole or any part in consequence of any act or default of the Tenant or any underlessee or their respective servants agents licensees or invitees) the rent hereby firstly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall until the earlier of (a) the expiration of five years from the date of such destruction or damage or (b) the date when the Demised Premises shall have been rebuilt or reinstated and made fit for occupation and use be suspended and cease to be payable and any dispute concerning this sub-clause shall be determined by a single arbitrator in accordance with the Arbitration Acts 1950 and 1979


DISPUTES WITH ADJOINING TENANTS
-------------------------------

         6.3 Disputes as between the Tenant and the tenants or occupiers of any other part of the Building or any adjoining or neighbouring property now or at any time during the Term belonging to the Superior Landlord as to the nature and extent of any easement right or privilege in favour of or affecting the Demised Premises or the other part of the Building or the adjoining or neighbouring property shall be decided in a manner to be approved by the Superior Landlord and in the case of disputes with tenants or occupiers of other parts of the Building by the Surveyor provided that in any event the cost of settling any such dispute is not included in the rent secondly reserved under this Underlease


SURVEYOR'S DECISION
-------------------

         6.4 That any decision of the Surveyor on any matter on which he is required or entitled to decide under the provisions of this Underlease shall be final and binding on the parties hereto and shall not be subject to challenge in any manner whatsoever (except in the case of manifest error)


CONSENTS RIGHTS AND POWERS OF SUPERIOR LANDLORDS
------------------------------------------------

                  6.5.1 That in all cases where the consent or approval of the Landlord is required under the terms of this Underlease the giving of such consent or approval shall be conditional upon the consent of the Superior Landlord also being obtained so far as may be required by the terms of the Superior Lease and all powers of entry upon the Demised Premises during the Term shall also be exercisable by the Superior Landlord

                  6.5.2 All rights and powers (including without prejudice to the generality of the foregoing the right to approve or consent to any matter or otherwise) of the Landlord hereunder shall where the terms of the Superior Lease so require also be exercisable by the Superior Landlord without any of the restrictions on such rights imposed herein (unless such restrictions shall also appear in the Superior Lease)


TENANT'S GOODS LEFT IN PREMISES
-------------------------------

         6.6 If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property shall remain in or on the Demised Premises and shall not be removed within fourteen days after written request by the Landlord to the Tenant so to do then and in such case the Landlord may as the agent of the owner of such property (and the Landlord is hereby appointed by the Tenant to act in that behalf and the Tenant undertakes to obtain ratification of such appointment from the owner of such property) sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief (which shall be presumed unless the contrary be proved) that such property was liable to be so dealt with pursuant to this sub-clause


SERVICE OF NOTICES
------------------

         6.7 Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to all notices required to be served hereunder



NO RESTRICTION ON USE OF ADJOINING LAND
---------------------------------------

         6.8 Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Underlease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modifica-tion of any covenant condition or stipulation entered into by any lessee or tenant of the Landlord in respect of property not comprised in this Underlease or shall operate to prevent or restrict in any way the development of any land not comprised in this Underlease PROVIDED THAT this condition shall not entitle any person to take action prejudicial to the Tenant's interest in the Demised Premises and the rights granted to the Tenant under this Underlease or disentitle the Tenant from exercising its remedies in relation to any such action or threatened action


NO WARRANTY AS TO PERMITTED USE
-------------------------------

         6.9 Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose


QUALIFICATION OF LANDLORD'S LIABILITY
-------------------------------------

         6.10 The Landlord will not in any circumstances incur any liability for damage to person or property or otherwise from any accidental damage which may at any time be done to the Demised Premises or any of the goods persons or property of the Tenant other than any act neglect default or misfeasance of the Landlord its servants employees agents or independent contractors.



MUTUAL OPTION TO DETERMINE
--------------------------

         6.11 If the Demised Premises or the means of access thereto over the Common Parts shall be destroyed or damaged by any one of the Insured Risks or by terrorist action whether or not the Landlord has insured against such risk so as to render the Demised Premises unfit for occupation and use and the Demised Premises or the means of access over the Building are not rebuilt or reinstated within two years and six months after the date ("the Damage Date") following the happening of such destruction or damage so as to render the Demised Premises fit for occupation and use then at any time after the expiry of two years and six months from the Damage Date either the Landlord or the Tenant may determine this Underlease by giving not less than six months notice ("the Termination Notice") to the other and upon the expiry of such notice this Underlease shall then deter-mine and the Tenant shall provide full vacant possession of the Demised Premises to the Landlord but the Underlease shall not determine in any of the following circumstances:-

                  6.11.1 if the Termination Notice was served by the Tenant and the policy or policies of insurance of the Demised Premises shall have been vitiated in whole or in part as a consequence of any act neglect default or omission of the Tenant any undertenant or other occupier of the Premises and its or their respective servants or agents; or

                  6.11.2 the Demised Premises and any other parts of the Building which makes the Demised Premises capable of beneficial use and occupation are rebuilt or reinstated as mentioned in Clause 5.2 on or before three years from the Damage Date


LANDLORD'S OPTION TO DETERMINE
------------------------------

         6.12 If the Demised Premises or a substantial part of them or a substantial part of the remainder of the Building shall be destroyed or damaged by terrorist action and if the Landlord has not insured against such risk then the Landlord may at any time within three months of the date ("the Damage Date") following the happening of such destruction or damage determine this Underlease by giving not less than six months notice ("the Termination Notice") to the Tenant and upon the expiry of such notice:-

                  6.12.1 this Underlease shall then determine but without prejudice to any antecedent breaches

                  6.12.2 the Tenant shall provide full vacant possession of the Demised Premises to the Landlord

         6.13     Tenants Option to Determine

                  6.13.1 Subject to the Pre Conditions (as hereinafter defined) being satisfied if the Tenant shall desire to determine the Term on the Break Date (time being of the essence for such date) and shall give to the Landlord notice to that effect ("the Break Notice") not later than twelve months and not earlier than eighteen months before the Break Date (time to be of the essence for such notice) then on the Break Date the Term shall thereupon cease and deter-mine but without prejudice to the remedies of either party against the other in respect of any antecedent claim or breach of covenant

                  6.13.2 For the purpose of sub-clause 6.13.1 above the Pre Conditions are that on the Break Date:

                        6.13.2.1 this Underlease remains vested in the Tenant named herein or a Group Company ("Group Company" meaning a company that is a member of the same group as the Tenant within the meaning of Section 42 of the Landlord and Tenant Act 1954 in the form of that Section as it exists at the date of this Underlease and so remains a member during the period in which the Underlease is vested in that company)


                        6.13.2.2 the Tenant provides vacant possession of the whole of the Demised Premises

                        6.13.2.3 the Tenant has paid the rent first reserved and the "on account" service charge payable under this Underlease

                        6.13.2.4 the Tenant pays the Due Sum (if any) referred to in Clause 6.13.3 not later than four weeks before the Break Date PROVIDED THAT if the Assessor (as hereinafter defined) shall fail to make an assessment ("the Assessment") of the Due Sum (as hereinafter defined) and notify the Tenant of the Due Sum six weeks before the Break Date the Tenant shall pay to the Landlord the Due Sum within 14 days of being notified of the Assessment ("the Due Date") PROVIDED FURTHER that if the Due Date is later than the Break Date this condition shall not be treated as a precondition but shall be a condition subsequent

                        6.13.3.1 The provisions of this Clause 6.13.3 shall only apply in the event of the Tenant serving a Break Notice

                        6.13.3.2 In the event of any dispute as to any sums payable under this Underlease (whether in relation to dilapidations service charges or otherwise) the Due Sum (as hereinafter defined) shall be the subject of a deposit of cash with (or the provision of an unconditional guarantee from a London Clearing Bank in favour of) the Landlord's solicitors

                        6.13.3.3 The Due Sum shall be the amount needed to remedy any breaches of covenant and/or make good any deficiency in payments to the Landlord due under the Underlease and the Due Sum shall be agreed between the Landlord and Tenant and if not so agreed within six months from the service of the Break Notice it shall be assessed by an independent appropriately qualified surveyor ("the Assessor") (acting as expert) appointed by the Landlord who is a representative of a reputable firm or company experienced in disputes of this nature who in fixing the figure shall acknowledge a duty of care to the Landlord and to the Tenant to endeavour to meet a fair result between their respective positions and who shall use his best endeavours to provide his assessment within 3 months of his appointment

                        6.13.3.4 The amount of the Due Sum shall not bind the Landlord or the Tenant in relation to any claim for any breach made on or after the termination of the Underlease but shall merely constitute security for the Landlord in relation to all or part of any eventual claim. The amount shall not be treated as evidence of the justifiable figure for any such claim

                        6.13.3.5 Upon the conclusion of any claim made at or after the expiry of the Underlease (and it is acknowledged that the Landlord has the right to make claims in respect of any breach of the Underlease and the Tenant has the right to make a claim for the repayment of the whole or part of the Due Sum or the release of any guarantee) the amount due to the Landlord shall be released to the Landlord (together with interest accrued on such sum) and the balance (together with interest accrued thereon) shall be released to the Tenant

                        6.13.3.6    If either party considers it is being

                                    prejudiced by any delay in the final
                                    settlement of any claim under Clause
                                    6.13.3.5 above it shall be entitled to call upon the Assessor to make an interim assessment of such sum or sums (payable to the Landlord and/or to be released to the Tenant) as should in any event be payable (notwithstanding the dispute as to the balance) and payments or releases based on such interim assessment shall be made forthwith


VAT
---
         6.14 Notwithstanding anything in this Underlease or Section 42 of the VAT Act the Tenant shall not be liable to pay any amount in respect of VAT on a VAT Supply made before 24th March 1998 where such VAT Supply would have been exempt save for a VAT Election

         6.15     RELEASE OF TENANT LIABILITY ON ASSIGNMENT

                  6.15.1   In this Clause 6.15:-

                        6.15.1.1 "Value" means the value to a Landlord of the Building of which the Demised Premises forms part which is to be assessed in accordance with the objective view of a reasonable Landlord

                        6.15.1.2 "Package" means the aggregate of covenants proviso's obligations and other terms providing benefits (whether actual or contingent) to the Landlord contained in this Underlease and in any document supplemental hereto or entered into for the purposes of providing any assurance or security for the Landlord that the Tenant will comply with its obligations (including any personal or corporate or bank guarantee rent deposit or other bond security or undertaking)

                        6.15.1.3 "Tenant Package" means the Package provided to the Landlord at the date of this Underlease or (if of greater value) the Package held by the Landlord as at the date it receives an application from the Tenant for licence to assign to the Special Assignee

                        6.15.1.4 "Special Assignee" means the assignee to whom the Tenant proposes to assign this Underlease and in connection with such assignment obtain a release of liability pursuant to this Clause

                        6.15.1.5 "New Package" means the Package provided by the Special Assignee


                        6.15.1.6 "Outgoing Tenant" means the person who is the Tenant under this Underlease immediately prior to any assignment to a Special Assignee

                  6.15.2 In the event of the Outgoing Tenant assigning this Underlease (in accordance with the provisions for assignment herein contained) to a Special Assignee in circumstances where the New Package is equivalent to or greater in Value than the Tenant Package then at the request and cost of the Outgoing Tenant the Landlord will execute a release of all the Outgoing Tenant's obligations and liabilities under the terms of this Underlease (and any other obligations and liabilities contained in the Tenant Package) but without prejudice to the preservation of any claim on any outstanding matter

IN WITNESS whereof the parties hereto have caused their respective Common Seals to be hereunto affixed the day and year first above written


                      THE FIRST SCHEDULE above referred to
                      ------------------------------------
                             (The Demised Premises)
                             ----------------------


ALL THOSE parts of the second floor of Five Acre Square 126/137 (inclusive) Houndsditch EC3 in the City of London which are for the purpose of identification only shown edged red on Plan C including:-

1. The raised floors and the screened surfaces of the floor slabs of the premises hereby demised and the air space between them

2. The internal plaster surfaces and plasterwork of the walls bounding the premises hereby demised (but not the remaining thickness or external surfaces of such walls) the internal architraves of the doors between the premises hereby demised and the Common Parts and the skirting within the premises hereby demised but excluding the doors between the premises hereby demised and the Common Parts the external architraves door frames and door furniture thereof all window frames and furniture and the glass fitted therein

3. The surfaces of the ceilings of the premises hereby demised or any suspended ceiling installation including all fitments therein and the supporting framework thereof (but for the avoidance of doubt not the air conditioning and sprinkler installations in and above the suspended ceiling installation)

4. The whole of all non-load bearing walls or partitions (if any) wholly within the premises hereby demised

5. The external plastered coverings of the pillars within the premises hereby demised but not the remaining thickness or internal structure of such pillars

                BUT EXCLUDING the areas coloured blue on Plan C


                      THE SECOND SCHEDULE above referred to
                      -------------------------------------

                                     PART I
                                     ------

                                Easements granted
                                -----------------


1.       Full right and liberty for the Tenant and all persons authorised by it

         (in common with all other persons entitled to the like right) at all times and for all purposes in connection with the permitted user of the Demised Premises to go pass and repass on foot over and through and along the entrances to the Building and the foyers staircases landings the six main lifts and the goods lift in the Building only for such purposes and for access to any parking spaces occupied under separate licence and with or without vehicles over the Service Area (so far only as necessary for deliveries to and collection from the Demised Premises)

2. The uninterrupted passage of the Utilities which serve the Demised Premises from and to the Demised Premises through the Conduits which do not form part of the Demised Premises for the time being running in over under or through the Building or any part thereof

3. The right for the Tenant with servants workmen and others at all reasonable times upon giving three days previous notice in writing to the occupier thereof (or in the case of emergency without notice) to enter into and upon other parts of the Building where there is no reasonably practicable alternative for the purpose of repairing maintaining altering cleansing examining or testing the Demised Premises and in any case causing as little damage and disturbance as possible and making good any damage caused

4. The right to use all toilet facilities in the Common Parts on the second floor of the Building PROVIDED THAT the Landlord may from time to time designate different toilet facilities or suspend the use thereof in order to carry out any necessary maintenance or repair to or replacement of the same or of any Plant therein or to carry out or provide the Services therein so long as toilet facilities at least in respect of male and female toilets are equally extensive as those referred to above and adequate to permit the continued use and occupation of the Demised Premises remain available at all times

5. The right to escape in the case of emergency over the routes designated by the Landlord from time to time

6. The right to affix to the roof of the Building in a position first approved by the Landlord (such approval not to be unreasonably withheld) and use a satellite dish or similar apparatus (not exceeding two in number) suitable for the receipt of programmes broadcast by satellite of a design and specification first approved by the Landlord (such approval not to be unreasonably withheld) and the right to install in a position and in manner first approved by the Landlord (such approval not to be unreasonably withheld) in or on the Building (but excluding any Lettable Space and the Common Parts) and use any necessary cables linking the satellite dish or similar equipment to the Demised Premises
         PROVIDED THAT:-

6.1 the Tenant shall carry out such works causing as little damage disturbance inconvenience and annoyance to the Landlord and the other occupiers of the Building and forthwith making good all damage caused to the reasonable satisfaction of the Landlord

         6.2 the Tenant will remove any equipment installed (including the cabling) on the first to occur of:-

                  6.2.1    the end or sooner determination of the Term and

                  6.2.2 the equipment ceasing to be required by the Tenant the Tenant in any event forthwith making good any damage caused by such removal and reinstatement to the reasonable satisfaction of the Landlord



                                     PART II
                                     -------

                                 (Reservations)
                                 --------------


PASSAGE OF UTILITIES
--------------------

1. The right in common with the Tenant and those deriving title through or under it to the uninterrupted passage of the Utilities which serve the remainder of the Building and/or any of the adjoining or neighbouring property of the Landlord and/or the Superior Landlord through the Conduits for the time being running in over under or through the Demised Premises


ENTRY TO INSPECT AND FOR WORKS
------------------------------

2. Full right and liberty for the Landlord and its surveyors agents and workmen and others authorised by the Landlord at a time reasonably agreed between the Landlord and the Tenant and from time to time (upon 48 hours prior notice save in case of emergency) to enter into and upon the Demised Premises and all parts thereof for the purpose of:-

         2.1 repairing maintaining altering cleansing examining and/or testing the Demised Premises and all parts thereof and the Conduits serving the same and/or any other part of the Building and/or any adjoining or neighbouring property of the Landlord and/or the Superior Landlord where there is no reasonably practicable alternative and to make all connections and disconnections which may be necessary in relation thereto and for the purpose of carrying out any work or doing anything whatsoever for which the Tenant is liable hereunder and in respect of which the Tenant shall for the time being be in default

         2.2 making connections with any or all of the Conduits existing from time to time laying new Conduits and altering repairing renewing cleansing emptying and inspecting the Conduits and/or the Plant as necessary in connection with the accommodation of any other part of the Building

         2.3 repairing renewing altering and/or maintaining any other part of the Building where there is no reasonably practicable alternative

         2.4 carrying out any other work which the Landlord must or may carry out under the provisions of Clause 5.4 hereof

         2.5 any other necessary or reasonable purposes whatsoever where there is no reasonably practicable alternative

         PROVIDE THAT neither the Landlord nor the Superior Landlord nor any other person exercising any of the above rights shall be liable for any disturbance inconvenience or loss of business resulting from any such entry or the making of such repairs or the performance of any such work but PROVIDED FURTHER THAT in the exercise of the above rights the Landlord or any other person so entering shall cause as little damage and disturbance as reasonably possible and shall make good any damage caused to the Demised Premises resulting therefrom to the reasonable satisfaction of the Tenant


BUILD ON ADJACENT LAND
----------------------

         3.1 The right of the Superior Landlord in accordance with the terms of the Superior Lease to build or rebuild or alter or permit the building rebuilding or alteration of any adjacent or neighbouring land or building of the Superior Landlord in any manner whatsoever and to let the same for any purpose or otherwise deal therewith notwithstanding the light or air to the Demised Premises is in any such case thereby diminished or any other liberty easement right or advantage belonging to the Tenant is thereby diminished or prejudicially affected

         3.2 The right to build rebuild or alter or permit the building rebuilding or alteration of the remainder of the Building by the Landlord and to let the same for any purpose or otherwise deal therewith provided that such works do not materially adversely affect the Tenant's use and occupation of the Demised Premises for the purposes permitted by this Underlease


SUPPORT AND SHELTER
-------------------

4. The right to subjacent and lateral support and to shelter and protection for other parts of the Building from the Demised
      Premises

                                    PART III
                                    --------

               (Matters to which the Demised Premises is subject)
               --------------------------------------------------

COVENANTS IN SUPERIOR LEASE
---------------------------

1. The covenants on the lessee's part contained in the Superior Lease (except only the covenant for payment of the rents reserved thereby)

2.       All matters contained or referred to in the Charges Register as at 9th

         March 1993 of the Landlord's title number NGL681489 (other than entries numbered 2, 3, 4, 6 and 7)

                      THE THIRD SCHEDULE above referred to
                      ------------------------------------

                                  (Rent Review)
                                  -------------


1. In this Schedule the following expressions shall have the meanings assigned to them hereunder:-

            "the rent review dates" shall mean the fifth tenth fifteenth and twentieth anniversary of the date from which the Term is calculated "the Open Market Rent" shall mean the yearly rent for which the Demised Premises could reasonably be expected to be let by a willing lessor to a willing lessee without fine or premium with vacant possession on the relevant rent review date in the open market for a term of lO years or a term equal to the residue then unexpired of the Term (whichever be the longer) but in either event commencing on the relevant rent review date and otherwise upon the terms and conditions (save as to the actual amount of rent payable and any rent free period allowed to the Tenant but including the provisions for review contained in this Underlease) on the basis of the user permitted hereunder and on the assumption if not a fact that:-

         (a)      all covenants hereunder have been complied with

         (b) that the Demised Premises are fitted out and ready for immediate beneficial occupation and use and without limitation that the Demised Premises have been finished to the specification described in the Technical Handbook (a copy whereof is annexed hereto) together with the provision of good quality carpeting and adequate floor outlet boxes all at the Landlord's expense and that the said floor outlet boxes are live

         (c) that the hypothetical tenant has had immediately prior to the relevant review date the benefit of an adequate rent free and/or reduced rent period for the purposes of fitting out


         (d) that the Demised Premises comply with all statutory byelaws and planning requirements there being disregarded:-

                  (i) any effect on rent of the fact that the Tenant or any underlessee or lawful occupier or any predecessor in title to the same has been in occupation of the Demised Premises

                  (ii) any goodwill attached to the Demised Premises by reason of the business carried on thereat by the Tenant or any underlessee or lawful occupier or any predecessor in title to the same

                  (iii) any effect on rent of any improvement made during the Term or any period of prior occupation by the Tenant and/or pursuant to any agreement for Underlease by the Tenant or any underlessee or lawful occupier or any predecessor in title to the same (where a written application for the consent of the Landlord if required hereunder has been made) so far as made at its own expense and to the extent that there is no liability on the Landlord to pay or contribute to the cost of such improvement but excluding any improvement undertaken in performance of an obligation to the Landlord other than:-

         (a)      the obligation imposed under Clause 4.18 or

         (b) under any licence for alterations granted by the Landlord to the Tenant under this Underlease

                  (iv) any diminution in rental value attributable to any work carried out by any Tenant or undertenant or any other permitted occupier during the

                  Term

                  (v)      Clause 2(iii) of this Third Schedule

2. As from each rent review date the yearly rent first hereby reserved shall be whichever is the higher of:-

         (i)      the yearly rent first hereby reserved and payable immediately before the relevant rent review date and

         (ii)     the Open Market Rent; and

         (iii) in the case of the rent review due on 25th March 1998 the sum of ONE MILLION AND SEVENTY FOUR THOUSAND SIX HUNDRED AND SIXTY POUNDS ((pound)1,074,660.00)

3. If the Landlord and the Tenant shall not have agreed the Open Market Rent at the relevant rent review date the Open Market Rent shall (unless subsequently agreed by the Landlord and the Tenant) be determined by a surveyor qualified for not less than ten years and experienced and conversant in the office letting market of the City of London and its environs (hereinafter called "the Appointed Surveyor") to be agreed upon in writing by the Landlord and the Tenant (in which event the capacity in which the Appointed Surveyor shall act shall be agreed between the Landlord and the Tenant) and in default of agreement to make such appointment the Appointed Surveyor shall be nominated by the President for the time being of the Royal Institution of Chartered Surveyors upon the application of the Landlord or the Tenant which may be made at any time (in which event the determination of the Open Market Rent by the Appointed Surveyor shall be made by him as an arbitrator pursuant to the provisions of the Arbitration Acts 1950 and 1979 and not as an expert)

4. Nothing contained in this Schedule shall prevent the Landlord and the Tenant agreeing the Open Market Rent at any time after the nomination or appointment of the Appointed Surveyor but prior to any determination made by him and in such event such agreement shall be binding upon the parties hereto

5. Upon the agreement or determination of the reviewed rent a memorandum thereof shall forthwith be annexed to this Underlease and the Counterpart hereof in such form as the Landlord's Solicitors shall reasonably determine

6. In the event of the Landlord at the relevant rent review date being prevented or prohibited by reason of any legislation government order or decree (in this paragraph collectively referred to as "legislation") from exercising its rights under this Schedule and/or obtaining the whole or any part or parts of any increase in the rent ("increase" in this context meaning such increase as disregarding the provisions of any such legislation would otherwise have been obtainable at the relevant rent review date by reason of the provisions of this Schedule) then:-


         (i) In the event of the legislation permitting the whole of such increase in rent to take effect at a date subsequent to the relevant rent review date the said increase shall take effect at the earliest date permitted by legislation or

         (ii) in the event of legislation permitting only limited increases in the rent on dates subsequent to the relevant rent review date the said increases shall take effect on the earliest dates on which they are so permitted to take effect and until such time or times as the Landlord shall be entitled to take the benefit of whole of the increase in rent which but for the legislation it would have been able to ob-tain at the relevant rent review date


7. If the rent first hereby reserved and payable from the relevant rent review date shall not have been ascertained by that date then the Tenant shall from such date pay at the times and in manner aforesaid a yearly rent on account thereof equal to the rent first hereby reserved and payable immediately before the relevant rent review date and within fourteen days after the agreement or determination of the rent to be payable in accordance with paragraphs 2 and 3 of this Schedule the Tenant will pay to the Landlord an amount equal to the excess (if any) of the rent so agreed or determined over the rent paid on account for the period from the relevant rent review date together with interest thereon at base rate or the equivalent for the time being in force of National Westminster Bank plc or such substitute rate as is provided for in Clause 1.11 from the date or dates on which the same or each instalment thereof would otherwise have been payable until payment

                      THE FOURTH SCHEDULE above referred to
                      -------------------------------------

                      Covenant by Surety to this Underlease
                      -------------------------------------


The Surety HEREBY JOINTLY AND SEVERALLY COVENANT with the Landlord that



1. The Tenant will at all times during the continuance of the Term (which shall be deemed to include for all the purposes of this Schedule any new underlease of the Demised Premises granted to the Tenant by order of the Court or by negotiation pursuant to an application by the Tenant to the Court) pay the rents for the time being reserved and perform and observe the covenants on the part of the Tenant to be observed and performed and that if the Tenant shall make default in payment of the said rents or any part thereof at the times fixed for payment thereof or in observing and performing the said covenants or any of them and provided that notice of any sums which are first second thirdly fourthly fifthly and sixthly reserved by the Underlease is served on the Surety within 100 days of the due date then and in every such case the Surety will pay the rents or observe and perform any covenant in respect whereof the Tenant shall be in default as aforesaid PROVIDED that notwithstanding the forbearance by the Landlord to enforce against the Tenant the payment of the said rents or the observance or performance of the Tenant's covenants or the giving of time by the Landlord to the Tenant in relation thereto the Surety any assignment of this Underlease or any Variation to the terms of this Underlease shall not thereby be discharged from liability under the foregoing covenant and

2. If the Tenant shall enter into liquidation whether compulsory or voluntary not being merely a voluntary liquidation of a solvent company for the purposes of amalgamation or reconstruction under a scheme forthwith put into effect or shall become bankrupt and the liquidator or trustee in bankruptcy of the Tenant shall disclaim these presents or if the Landlord shall for any reason enforce its right of re-entry under Clause 6.1 and if the Landlord shall within six months after such disclaimer or re-entry by notice in writing require the Surety or either/any of them to accept an Underlease of the Demised Premises for a term commensurate with the interest vested in the Tenant immediately before such disclaimer or re-entry at the same rents and subject to the like covenants and conditions as are payable under and applicable to the tenancy immediately before the date of such disclaimer or re-entry (the said new Underlease and the rights and liabilities thereunder to take effect as from the date of the said disclaimer or re-entry and subject to and with the benefit of these presents if they still subsist) then and in every such case the Surety or such of them as the Landlord may require shall accept such Underlease accordingly and execute a counterpart thereof and pay the Landlord's costs of such new Underlease and if the Landlord shall not require the Surety or either/any of them to accept such Underlease the Surety shall nevertheless pay to the Landlord upon demand a sum equal to the rents which would have been payable but for such disclaimer or re-entry from the date of such disclaimer or re-entry until the expiration of six months therefrom or until the Demised Premises shall have been re-let by the Landlord whichever shall first occur


                 THE FIFTH SCHEDULE above referred to
                 ------------------------------------

                                     PART I
                                     ------

1.       For the purpose of Part I of this Schedule:-

         (i) An "Accounting Period" shall mean a period commencing on the First day of January and ending on the Thirty first day of December in each year or such other period as the Landlord may in its absolute discretion from time to time determine

         (ii) "the Services" shall mean the Basic Services (hereinafter defined) and such of the Optional Services (hereinafter defined) as the Landlord (subject to Clause 5.4.4 of this Underlease) provides and "Service" shall be construed accordingly

         (iii) "the Basic Services" shall mean the services to be provided to a standard appropriate to a high quality office building in the City of London and which are namely:-

                  (a) keeping the Building (except the Lettable Space but including the Plant) in good and substantial repair

                  (b) procuring the regular inspection servicing and maintenance by specialist contractors of the Plant and the modernisation upgrading or replacement of the same whenever reasonably necessary

                  (c) keeping the exterior and interior of the Building (except the Lettable Space) clean and decorated whenever reasonably necessary

                  (d) complying with all Acts of Parliament in relation to the Building (except those in relation to the Demised Premises which are the obligation of the Tenant hereunder and the like in relation to other Lettable Space) and the Plant

                  (e)      procuring the supply of electricity to the Demised
                           Premises

                  (f) providing adequate heating cooling and ventilation to the Demised Premises during the Business Hours

                  (g) keeping the Service Area adequately lit as necessary both within and outside the Business Hours

                  (h) keeping the Common Parts adequately appointed in keeping with the standard appropriate to a high quality office building in the City of London

                  (i) providing hot and cold water towels soap and sanitary facilities to the toilet and lavatory accommodation in the Common Parts designated for use by the Tenant

                  (j) providing a satisfactory lift service appropriate to a high quality office building in the City of London

                  (k) providing one or more commissionaires or receptionists during the Business Hours

                  (l) providing twenty four hour security personnel to control ingress and egress to the Building as appropriate for the time of day or night

                  (m) providing other necessary staff or external contractors for the proper management and day to day running of the Building and the Plant

                  (n) providing necessary communication facilities for the aforesaid staff or external contractors together with office and workroom and storage accommodation furnishings office equipment and stationary tools appliances plant and equipment

                  (o) providing uniforms and protective clothing for the aforesaid staff

                  (p) providing containers for refuse and the collection thereof by the City of London Corporation or other private contractor

                  (q) providing signage within the Common Parts and outside the Building

         (iv)     "the Optional Services" shall mean:-

                  (a) landscaping and providing and maintaining all plants and shrubs whether within the Common Parts or outside the Building and keeping the same properly maintained

                  (b) providing decorative lighting whether within the Common Parts or outside the Building

                  (c) providing flags for the flag pole over the main entrance in Houndsditch

                  (d) providing close circuit television or other mechanical or electronic security systems whether in the Common Parts or outside the Building

                  (e) valuing the Demised Premises not more frequently than once in each year for insurance purposes

                  (f) providing any further services as are reasonably required by the Landlord in the interests of good estate management

         (v) The "Annual Cost" shall mean the expenditure incurred by the Landlord in any Accounting

                  Period in carrying out or procuring the carrying out of the Services together with but without prejudice to the generality of the foregoing:-


                  (a) a reasonable charge by the Landlord (not exceeding 8.25% of the Annual Cost disregarding this Clause
                           (v)(a)) in respect of the cost of management or the reasonable cost of employing Managing Agents;

                  (b) the proper costs of any Accountant or Surveyor employed to determine or audit the Annual Cost or the interim payments or the Service Charge (as hereinafter defined); and

                  (c) the cost of maintaining the necessary bank account or accounts and the cost of money borrowed in connection with the provision of the Services; and

                  (d) the cost of the Landlord's contribution to the repair and maintenance of party structures and

                  (e) the cost to the Landlord of sewage disposal and refuse collection whether via the environmental charge or otherwise

      BUT EXCLUDING:-

                  (f) any charge made in respect of the cost of collection of rents

                  (g)      any charges referrable to any unlet Lettable Space

         (vi) The "Service Charge" shall be a fair and reasonable proportion attributable to the Demised Premises of the Annual Cost to be determined (and variable from time to time and in varying proportions (which in appropriate cases may be the whole) in respect of different parts of the Services) by the Surveyor or Accountant (whose decision shall be final and binding on the parties hereto save in the case of manifest error) by reference to floor area or such other basis as may appropriately be adopted on the basis that the whole of the Annual Cost is intended (once all the Lettable Space is fully let) to be recoverable from the tenants and/or the occupiers of the Building

2. The sum payable on account of the Service Charge for the Accounting period current at the date hereof shall be calculated pro rata on a daily basis at the rate of TWO HUNDRED AND THIRTY ONE THOUSAND FOUR

         HUNDRED AND TEN POUNDS AND TWELVE PENCE ((pound)231,410.12) per annum and the first payment shall be made on the execution hereof and shall be in respect of the period from the date hereof to the day before the quarter day immediately following the execution hereof (both dates inclusive)

3. The sum payable on account of the Service Charge for all subsequent Accounting Periods shall be an amount equal to the estimated Service Charge for the relevant Accounting Period as specified in the Certificate to be served by the Surveyor upon the Tenant as soon as practicable containing an estimate of the Annual Cost and the Service Charge for the relevant Accounting Period

4. The said sums payable on account shall be paid to the Landlord by equal instalments in advance on the usual quarter days

5. In any Accounting Period less or more than a year the difference between the Service Charge and the payments on account as set out in paragraphs 3 and 4 of Part I of this Schedule shall be calculated on a pro rata daily basis

6. As soon as practicable after the end of each Accounting Period the Surveyor shall:-

         (i)      compute the Annual Cost for such Accounting Period

         (ii) serve upon the Tenant a Certificate of the Annual Cost and the Service Charge for the immediately preceding Accounting Period and the aforesaid Certificate of the Landlord's accountant or the Surveyor shall be conclusive and binding on the parties hereto in relation to all matters of fact therein set out (save in the case of manifest error)

7. Within twenty eight days of the service of such Certificate the Tenant shall pay to the Landlord or the Landlord shall allow to the Tenant against the sums payable on account of the Service Charge as the case may be any difference between the Service Charge for the immediately preceding Accounting Period and the total of the interim sums paid on account of the Service Charge for the preceding Accounting Period

                                     PART II
                                     -------

For the purpose of Part II of this Schedule:-


         (i)      "the Special Accounting Period" shall mean a period commencing on the 1st day of January and ending on the 31st day of De-cember in each year or such other period as the Landlord may in its absolute discretion from time to time reasonably determine having particular regard to the frequency of and the period in which the Special Service or Special Services (as hereinafter defined) are supplied

         (ii) "the Special Services" shall mean the provision at the request of the Tenant of any of the Basic Services and/or Optional Services (normally only provided during the Business Hours) outside the Business Hours "Special Service" shall be construed accordingly

         (iii) "the Special Annual Cost" shall mean the expenditure incurred by the Landlord in any Special Accounting Period in carrying out or procuring the carrying out of the Special Services together with but without prejudice to the generality of the foregoing:-

                  (a) a reasonable charge by the Landlord (not to exceed 8.25% of the Special Annual Cost disregarding this Clause

                  (iii)(a)) in respect of the cost of management or the cost of employing management agents in relation to the Special Services

                  (b) the proper cost of any accountant or surveyor employed to determine or audit the Special Annual Cost or the interim payments or the Special Service Charge (as hereinafter defined) and

                  (c) the cost of maintaining the necessary bank account or accounts and the cost of money borrowed in connection with the provision of the Special Services

         (iv) "the Special Service Charge" shall be a fair and reasonable proportion attributable to the Demised Premises of the Special Annual Cost to be determined (and variable from time to time and in varying proportions (which in appropriate cases may be the whole) in respect of different parts of the Special Services) by the Surveyor or Landlord's accountant (whose decision shall be final and binding on the


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                  parties hereto save in the case of manifest error ) by
                  reference to the floor area and the degree of use of the Special Services or such other basis as may appropriately and reasonably be adopted on the basis that the whole of the Annual Cost is intended (once all the Lettable Space is fully let) to be recoverable from the Tenants and/or the occupiers of the Building and the aforesaid Certificate of the Landlord's accountant or the Surveyor shall be conclusive and binding on the parties hereto in relation to all matters of fact set out therein (save in the case of manifest error)

6. Within twenty eight days of the service of such Certificate the Tenant shall pay to the Landlord or the Landlord shall allow to the Tenant against the sums payable on account of the Special Service Charge as the case may be any difference between the Special Service Charge for the immediately preceding Special Accounting Period and the total of the interim sums paid on account of the Special Service Charge for the preceding Special Accounting Period

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





THE COMMON SEAL of CHESTERMOUNT     )
PROPERTIES LIMITED was hereunto     )
affixed to this Deed in the         )
presence of:-                       )

                                          Director

                                          Director/Secretary




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